EXHIBIT 31.1
CERTIFICATION
I, John H. Pinkerton, certify that:
1.	I have reviewed this report on Form 10-K/A of Range Resources Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: September 2, 2011	/s/ JOHN H. PINKERTON
John H. Pinkerton
Chairman of the Board and Chief Executive Officer